Exhibit 99.3

July 29, 2021 Second Quarter 2021 Financial Results

1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic; • ability of SCE to implement its Wildfire Mitigation Plan; • risks of regulatory or legislative restrictions that would limit SCE’s ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE’s operational PSPS practices; • risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the new prudency standard established under AB 1054; • ability of SCE to effectively manage its workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris-flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on- site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements July 29, 2021

2021 GRC track 1: CPUC's proposed decision supports critical investments and provides foundation through 2023

On July 9, CPUC issued proposed decision (PD) in track 1 of SCE's 2021 GRC, focused on balancing necessary spending on safety and reliability with affordability

- Earliest CPUC can vote on PD is August 19

One of the first rate cases to consider broad range of wildfire mitigations, including large deployment of covered conductor in SCE's HFRA[1]

Would authorize $6.9 billion base revenue, 90% of request

Primary O&M reductions to wildfire insurance premiums and vegetation management costs; however, not expected to materially affect earnings or execution because of balancing and memo accounts for costs above authorized

Proposed capital forecast reduction primarily due to reduced scope of Wildfire Covered Conductor Program, which is contrary to Commission and State public policy

Would approve ~98% of non-wildfire mitigation-related capital, providing funding for safety and reliability, and continued implementation of State's public policy goals

Capex under PD-authorized levels would be $14.0 billion for 2021–2023

Total capital expenditures, $ in Billions



4.7
4.7
4.6
2021
2022
2023

PD would support rate base growth of ~6% over GRC track 1 period[2]

Total company rate base[2], $ in Billions



35.7
38.0
40.0
2021
2022
2023

1. HFRA: High Fire Risk Areas
2. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of AB 1054 excluded capital expenditures and certain projects or programs not yet approved; CSRP application for recovery was filed on July 22, 2021, and is included in rate base starting in 2022

July 29, 2021 Energy for What's Ahead℠ 2

SCE's opening comments focus on addressing covered conductor program scope and other critical issues

	SCE's opening comments will note several areas that, if corrected, would result in a balanced final decision
PD's cuts to wildfire covered conductor program are inappropriate	Proposes $1.86 billion, or 54%, cut to Wildfire Covered Conductor Program Based on TURN's flawed estimation of risk, not the overall record Contrary to State policy to minimize risk of catastrophic wildfire Would deprive customers of a key risk reduction tool
PD errs by not allowing for increased vegetation management labor costs	Proposes reduction of ~$138 million for vegetation management costs Cost increases submitted in update testimony due to contract negotiations and SB 247, which increased labor rates PD would direct SCE to track costs above authorized in a balancing account for recovery in another proceeding
PD should not make certain technical changes that reduce rate base	Customer deposits excluded from rate base, contrary to other CPUC decisions, reducing test year rate base by ~$200 million Working cash assumptions at odds with established precedent, reducing test year rate base by ~$389 million
PD makes erroneous reductions to compensation forecasts	Calculations of incentive compensation based on flawed findings Makes incorrect characterization of regulatory goals and interpretation of Public Utilities Code

July 29, 2021 Energy for What's Ahead℠ 3

SCE's execution of its wildfire mitigation strategy is reducing risk of wildfires associated with utility infrastructure



Distribution Equipment Inspections

2021 Completed/Target		Completed Since 2018
173,200/163,000 inspections	106% completed	757,600+ inspections



Transmission Equipment Inspections

2021 Completed/Target		Completed Since 2018
17,000/16,800 inspections	101% completed	103,200+ inspections



Conductor Shield
Inner Layer
Outer Layer
Conductor

Insulated Wire (Covered Conductor)

2021 Completed/Target		Completed Since 2018
540/1,000 circuit miles installed	54% completed	2,020+ circuit miles installed



Fast-Acting Fuses

2021 Completed/Target		Completed Since 2018
140/330 fuses installed	42% completed	13,100+ fuses installed



Hazard Tree Management

2021 Completed/Target		Completed Since 2018
64,900/150,000 trees assessed	43% completed	293,400+ trees assessed



Weather Stations

2021 Completed/Target		Completed Since 2018
100/375 weather stations installed	27% completed	1,160+ weather stations installed



High-Definition Wildfire Cameras

Cameras thoroughly covering our high fire risk areas were installed by 2020

Completed Since 2018: 166 cameras installed



Aerial Fire Suppression Resources

SCE contributed $18 million to support the creation of a quick reaction force of aerial firefighting assets across counties in SCE's service area to coordinate and reach wildfires in their early stages. These unique water and fire retardant dropping helitankers have the capability to operate day and night



Critical Care Backup Battery

2021 Completed		Completed Since July 2020
3,340 batteries provided to eligible customers	On Track	4,060+ batteries provided to eligible customers



Community Resource Centers

63 sites available



CREW

Community Crew Vehicles

8 vehicles available

Note: Data as of June 30, 2021. Blue check marks indicate met or exceeded target. Green arrows indicate execution is on track.

July 29, 2021

Energy for What's Ahead℠

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5 SCE is making meaningful progress in mitigating wildfire risk for its customers July 29, 2021 Covered conductor has reduced faults, which could lead to ignitions High fire risk inspection program has reduced remediation needs Expanded vegetation management and tree removal has reduced line contact 69% fewer faults on fully covered circuits1 50% fewer tree-caused faults2 66% lower defect find rate3 1. Measured by faults per 100 circuit miles on fully covered circuits in HFRA as compared to bare circuits in HFRA year-to-date in 2021 through June 30, 2021 2. Measured by average monthly tree caused circuit interruptions in HFRA in 2020–2021 as compared to the average from 2015–2019 3. Measured as Total Defect Find Rate (percentage of inspections) in 2021 as compared to 2019 (inception of program) for structures inspected every year On segments where SCE has covered bare wire, there has not been a single CPUC-reportable ignition from contact with objects or wire-to-wire contact

Sustainability is central to Edison's vision to lead the transformation of the electric power industry

We have made long-term, public commitments related to clean energy, transportation electrification, diversity and inclusion, and safety

Environmental

Targeting **100% carbon-free power delivered by 2045**; ~43% carbon-free power in 2020[1]

Over **$800 million** in approved SCE funding **to expand transportation electrification**

SCE named to **SEPA 2021 Utility Transformation Leaderboard** for progress toward carbon-free grid

Winner of EEI's Edison Award for innovative suite of Transportation Electrification programs

Committing to SCE **vehicle fleet electrification** goals by 2030

Social

Recipient of several **awards for workplace diversity & inclusion**[2]

Long-standing **community partnerships**, including $2.4B spend with diverse suppliers

Publish **expansive data**[2] on workforce, supplier, and community investment diversity

Committed to **gender parity in executive roles by 2030** and broader DEI actions

$2 million shareholder funding committed to **expand diversity and advance racial equity**

Governance

Highest level governance scores from ISS and Moody's

Board oversight of ESG risks such as safety, climate change impacts, and cybersecurity

7 of 11 directors diverse by gender, race/ethnicity, and/or LGBTQ, including 4 women

50% of executive annual **incentive pay tied to safety-related metrics** for 2021

Recognized as a **"Trendsetter" in political accountability and disclosure** by CPA[3]

1. Percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
2. View data in our annual Diversity, Equity & Inclusion Report, as well as awards and recognition in our annual Sustainability Report, both found on our Sustainability site
3. Edison International is recognized as a "Trendsetter" on the Center for Public Accountability ("CPA")-Zicklin Index of Corporate Political Disclosure and Accountability. The Trendsetter category highlights leaders in the S&P 500 for commitments to transparency and accountability in political spending

July 29, 2021 Energy for What's Ahead℠ 6

Second Quarter Earnings Summary

	Q2 2021	Q2 2020	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 0.95	$ 1.02	$ (0.07)
EIX Parent & Other	(0.11)	(0.17)	0.06
Basic EPS	**$ 0.84**	**$ 0.85**	**$ (0.01)**
Less: Non-core Items[1]			
SCE	$ (0.10)	$ (0.08)	$ (0.02)
EIX Parent & Other	—	(0.07)	0.07
Total Non-core Items	**$ (0.10)**	**$ (0.15)**	**$ 0.05**
Core Earnings Per Share (EPS)			
SCE	$ 1.05	$ 1.10	$ (0.05)
EIX Parent & Other	(0.11)	(0.10)	(0.01)
Core EPS	**$ 0.94**	**$ 1.00**	**$ (0.06)**

Key SCE EPS Drivers[2]		
Higher revenue[3]		$ 0.10
CPUC revenue	0.06	
FERC and other operating revenue	0.04	
Lower O&M		0.11
Higher depreciation		(0.08)
Higher net financing costs		(0.01)
Income taxes[3]		(0.11)
Other		(0.05)
Property and other taxes	(0.02)	
Other income and expenses	(0.03)	
Results prior to impact from share dilution		$ (0.04)
Impact from share dilution		(0.01)
Total core drivers		$ (0.05)
Non-core items[1]		(0.02)
Total		$ (0.07)

Key EIX EPS Drivers[2]	
EIX Parent and Other	$ (0.01)
Total core drivers	$ (0.01)
Non-core items[1]	0.07
Total	$ 0.06

1. See Earnings Non-GAAP Reconciliation and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2021 core drivers reported based on 2020 weighted-average share count of 375 million (2021 QTD weighted-average shares outstanding is 379.6 million)
3. Includes $0.10 of lower tax benefits related to balancing accounts, which are offset in revenue

Note: Diluted earnings were $0.84 and $0.85 per share for the three months ended June 30, 2021 and 2020, respectively

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SCE has strong capex and rate base growth driven by significant electric infrastructure investment opportunities

SCE forecasts deploying significant capital in 2021–2023…

Capital Expenditures, $ in Billions


~$16 billion
2021–2023
5.5
5.5
5.3
5.4
Wildfire[1]
Generation
Transmission
Distribution
2020
2021
2022
2023

Range Case[3]	2021	2022	2023
	5.4	4.6	4.7

…resulting in strong rate base growth over the GRC track 1 period

Rate Base[2], $ in Billions


7.1%
CAGR
36.3
39.0
41.6
Proposed
Decision:
5.9%
CAGR
2021
2022
2023

Range Case[3]	2021	2022	2023	CAGR
	36.2	38.1	40.0	5.1%

1. In accordance with Assembly Bill (AB) 1054, ~$1.6 billion of wildfire mitigation-related spend shall not earn an equity return
2. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of capital referred to in footnote 1 and certain projects or programs not yet approved; CSRP application for recovery was filed on July 22, 2021, and is included in rate base starting in 2022
3. For 2021–2023 capital, reflects a 10% reduction of the total capital forecast over the 3-year GRC cycle using management judgment based on experience of previously authorized amounts and potential for permitting delays and other operational considerations. For rate base, range case reflects capital expenditure forecast range case. The range case does not reflect any changes related to the proposed decision issued in track 1 of SCE's 2021 GRC

July 29, 2021

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9 Ongoing and pending cost recovery will further strengthen balance sheet and credit metrics Approved Application Approved Amount1 Expected recovery mechanism/timing ✓ GRC Track 2 Jan. 2021 391 Securitization of O&M and AB 1054 capital2 ✓ WEMA1 Sept. 2020 505 Currently in rates. Complete by Oct. 2022 ✓ GS&RP April 2020 159 Currently in rates. Complete by Oct. 2021 Total Approved 1,055 Pending & Future Application Decision Expected Amount1 Proposed recovery mechanism/timing2 (PD) CEMA (2017) Q3 ’21 81 12-month amortization WEMA2 Q4 ’21 215 12-month amortization GRC Track 3 Q1 ’22 497 12-month amortization. Securitization of AB 1054 capital CEMA (2020) TBD TBD TBD. Application yet to be filed Total Pending & Future 793+ 1. Amounts refer to revenue requirement approved or, for pending and future applications, requested. For CEMA (2017), amount reflects revenue requirement in proposed decision. Applications also include direct capital expenditures not reflected in the tables above that are reviewed for reasonableness 2. Subject to CPUC authorization July 29, 2021 Wildfire-related and Wildfire Insurance Applications $ in Millions

10 SCE plans to securitize ~$1.6 billion of AB 1054 capex and ~$0.5 billion of O&M upon CPUC approval July 29, 2021 O&M Total Costs2 Cost Recovery Financing Order Issue Recovery Bonds App # Proceeding/ Category AB 1054 Capex1 File Testimony CPUC Approval File Testimony CPUC Approval 1 GS&RP 327 – 327 ✓ ✓ ✓ ✓ ✓ 2 GRC Track 2 219 401 997 ✓ ✓ 2020 COVID Residential Uncollectibles3 – 78 n/a n/a ✓ Q4 ‘21 Q4 ’21 / Q1 ’22 GRC Track 14 299 – ✓ Q3 ‘21 3 GRC Track 3 730 TBD 730 ✓ Q1 ’22 Q2 ’22 Up to 180 days ~90 days Total 1,575 479 2,054 1. Includes overheads 2. Before pre-securitization debt financing costs and upfront financing costs 3. To the extent SCE’s total uncollectible expenses are offset by legislatively-authorized programs, no recovery will be sought through other mechanisms 4. SCE will seek to recover amounts up to the AB 1054 capex authorized in its GRC track 1 and incurred in 2021, assuming a final decision prior to the issuance of the financing order Steps Required to Issue Securitized Recovery Bonds $ in Millions

2017/2018 Wildfire/Mudslide Events Update: Less than 23% of best estimate remains

SCE continues to make substantial progress resolving claims

Remaining expected potential losses, $ in Billions



6.2
Less than 23% of best estimate remains to be resolved
1.4
Best Estimate of Total Losses
Remaining Expected Potential Losses (At 6/30/2021)[1,2]

Remaining claims are primarily with individual plaintiffs

Claims settled in most recent quarter (2Q21): ~$560 million

SCE continues to make progress under settlement programs

Bellwether trial dates:

- Thomas: October 18, 2021
- Woolsey[3]: October 26, 2021
- Court may continue to defer trial dates if sufficient settlement progress made

SCE will seek CPUC recovery of prudently-incurred, actual losses in excess of insurance

1. After giving effect to approximately $141 million in fixed payments due under settlements executed before June 30, 2021, but not paid at June 30, 2021
2. Does not include an estimate of any potential penalties that could be levied against SCE in connection with the 2017/2018 Wildfire/Mudslide Events. Edison International and SCE are currently unable to reasonably estimate the magnitude of any such penalties, or the associated timing if they were to be imposed
3. A hearing is scheduled for July 30, 2021, in which the Court will determine whether to lift the discovery stay and to set a liability and damages trial for plaintiffs not in the settlement program

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Our Sustainable Financing Framework underscores the strong link between our strategy and financing activities

Green, Social, and Sustainability instruments will fund projects that provide distinct environmental or social benefits

Eligible Project Categories

	Primary Category[1]	U.N. Sustainable Development Goals Alignment
Green	Renewable Energy	7 Affordable and Clean Energy; 13 Climate Action
	Clean Transportation	9 Industry, Innovation and Infrastructure; 11 Sustainable Cities and Communities
	Energy Efficiency & Carbon Reduction	7 Affordable and Clean Energy; 11 Sustainable Cities and Communities; 13 Climate Action
	Climate Change Adaptation	9 Industry, Innovation and Infrastructure; 13 Climate Action
Social	Socioeconomic Advancement and Empowerment, Including Gender Inclusion	5 Gender Equality; 8 Decent Work and Economic Growth; 10 Reduced Inequalities

In June, EIX published its Sustainable Financing Framework

Framework aligned with ICMA's Green Bond Principles, Social Bond Principles, and Sustainability Bond Guidelines

Vigeo Eiris, second-party opinion provider, rated framework's Contribution to Sustainability as "Advanced" (highest rating)

SCE's inaugural sustainable bond issuance[2] raised $900 million for eligible projects to be reported on in 2022

1. Excludes projects with GHG intensity above 100 gCO_2e / kWh and bioenergy projects that do not have a sustainable feedstock (i.e., does not negatively impact food security or contribute to deforestation). Excludes any expenditures on fossil fuel-fired generation, nuclear generation or large hydro (>30 MW)
2. In May 2021, SCE entered into a Green Term Loan Credit Agreement aligned with the Green Loan Principles to finance climate change adaptation resiliency spending

July 29, 2021 Energy for What's Ahead℠ 12

Appendix

California has continued to increase investments in wildfire suppression and prevention[1]

CAL FIRE budget support along with actions to increase staffing and improve effectiveness 2016-17 & 2017-18 Budget Years	Substantial increase in wildfire suppression budget to address shifting risk factors 2018-19 through 2020-21 Budget Years	Budget continues suppression support and adds focus on prevention and resilience 2021-22 Budget Year
CAL FIRE Budget[2]: ~$2.0bn/year	~$2.5–2.8bn/year	~$2.9bn
CAL FIRE Positions: ~6,900	~7,180–8,134	~8,769
Extended peak staffing period	Increases to firefighting crews	Additional firefighters
Began procurement process to replace helicopters to enhance initial attack effectiveness	Helicopter replacements continue	Helicopter replacement completion
Additional year-round engines	Air tanker funding	Air tanker funding
	Enhanced technology	Advanced modeling and analytics to inform suppression strategy
	Surge capacity	***Wildfire & Forest Resilience Strategy*** *($1.5bn across depts. and budget years[3])*
	New wildfire cameras and communications equipment deployed	Resilient Forests & Landscapes
	Fuel reduction projects	Wildfire Fuel Breaks
		Forest Sector Stimulus
		Science-Based Management
		Community Hardening

1. Total state funding and resources for wildfire suppression and prevention are also reflected in budgets of other departments, counties, and the State Mutual Aid System
2. As initially enacted. Does not include subsequent Emergency Fund funding
3. Composed of $536 million in 2020-21, $458 million in 2021-22, and $500 million in 2022-23. Allocations for 2021-22 and 2022-23 will be determined in subsequent legislation. Portions of the funding for the Wildfire & Forest Resilience Strategy are captured within CAL FIRE's overall budget

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On segments where SCE has installed covered conductor, there has not been a CPUC-reportable ignition from contact with objects or wire-to-wire contact

Covered conductor has reduced faults that could lead to ignitions[1]

Faults per 100 circuit miles on HFRA Circuits in 2021


37.5
~(69%)
11.7
No Covered Conductor
Fully Covered Conductor

Tree-caused faults in high fire risk area is lower than historical average[2]

Average Monthly Tree Caused Circuit Interruptions in HFRA


13.6
~(50%)
6.9
Pre-Mitigations
Post-Mitigations

Since inception of high fire risk inspection program, defect find rate has fallen[3]

Total Defect Find Rate, Percentage of Inspections


21%
~(66%)
7%
At Program Inception
YTD 2021

1. Measured by faults per 100 circuit miles on fully covered circuits in HFRA as compared to bare circuits in HFRA year-to-date in 2021 through June 30, 2021
2. Measured by average monthly tree caused circuit interruptions in HFRA in 2020–2021 as compared to the average from 2015–2019
3. Measured as Total Defect Find Rate (percentage of inspections) in 2021 as compared to 2019 (inception of program) for structures inspected every year

July 29, 2021 Energy for What's Ahead℠ 15

16 SCE’s 2021 General Rate Case will be approved in four tracks over 2021–2023 SCE Testimony Intervenor Testimony SCE Rebuttal Opening & Reply Briefs CPUC Proposed Decision Track 1: 2021–2023 GRC Revenue Requirement ✓ ✓ ✓ ✓ ✓ Track 2: 2018–2019 FMA Update1 ✓ ✓ ✓ N/A due to settlement ✓ (Approved) Track 3: 2020 FMA Update1; 2018–2020 GS&RP ✓ Q3 ’21 Q3 ’21 Q4 ’21 Q1 ’22 Track 4: RAMP and 2024 Attrition Year Q2 ‘22 Q1 ‘23 Q1 ‘23 Q3 ’23 Q4 ‘23 1. Fire Memo Accounts (FMA) include Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, and Fire Risk Mitigation Memo Account July 29, 2021 Estimated timeline for 2021 General Rate Case tracks and milestones

Year-to-Date Earnings Summary

		YTD 2021		YTD 2020		Variance
Basic Earnings Per Share (EPS)						
SCE	$	1.73	$	1.64	$	0.09
EIX Parent & Other		(0.21)		(0.27)		0.06
Basic EPS	**$**	**1.52**	**$**	**1.37**	**$**	**0.15**
Less: Non-core Items[1]						
SCE	$	(0.21)	$	(0.20)	$	(0.01)
EIX Parent & Other		—		(0.08)		0.08
Total Non-core Items	**$**	**(0.21)**	**$**	**(0.28)**	**$**	**0.07**
Core Earnings Per Share (EPS)						
SCE	$	1.94	$	1.84	$	0.10
EIX Parent & Other		(0.21)		(0.19)		(0.02)
Core EPS	**$**	**1.73**	**$**	**1.65**	**$**	**0.08**

Key SCE EPS Drivers[2]			
Higher revenue[3]		$	0.16
CPUC revenue	0.08		
FERC and other operating revenue	0.08		
Lower O&M			0.32
Higher depreciation			(0.17)
Lower net financing costs			0.05
Income taxes[3]			(0.12)
Other			(0.08)
Property and other taxes	(0.05)		
Other income and expenses	(0.03)		
Results prior to impact from share dilution		$	0.16
Impact from share dilution			(0.06)
Total core drivers		$	0.10
Non-core items[1]			(0.01)
Total		$	0.09

Key EIX EPS Drivers[2]		
EIX Parent and Other	$	(0.02)
Total core drivers	$	(0.02)
Non-core items[1]		0.08
Total	$	0.06

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2021 core drivers reported based on 2020 weighted-average share count of 366.8 million (2020 YTD weighted-average shares outstanding is 379.4 million)
3. Includes $0.10 of lower tax benefits related to balancing accounts, which are offset in revenue

Note: Diluted earnings were $1.52 and $1.36 per share for the six months ended June 30, 2021 and 2020, respectively

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18 Earnings Non-GAAP Reconciliations July 29, 2021 Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings (Losses) Attributable to Edison International, $ in Millions Q2 2021 Q2 2020 YTD 2021 YTD 2020 SCE 359 $ 381 $ 655 $ 600 $ EIX Parent & Other (41) (63) (78) (99) Basic Earnings 318 $ 318 $ 577 $ 501 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events expenses (6) (9) (10) (9) Wildfire Insurance Fund expense (39) (60) (77) (120) Sale of San Onofre nuclear fuel 7 37 7 37 Re-measurement of tax liabilities — — — 18 EIX Parent & Other Goodwill impairment — (25) — (25) Re-measurement of tax liabilities — — — (3) Less: Total non-core items (38) $ (57) $ (80) $ (102) $ SCE 397 413 735 674 EIX Parent & Other (41) (38) (78) (71) Core Earnings 356 $ 375 $ 657 $ 603 $

19 EIX Core EPS Non-GAAP Reconciliations July 29, 2021 1. 2021 EPS drivers are reported based on weighted-average share counts of 379.6 million and 379.4 million for QTD and YTD, respectively; 2020 EPS drivers are based on weighted-average share counts of 375 million and 366.8 million for QTD and YTD, respectively Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International Q2 2021 Q2 2020 YTD 2021 YTD 2020 Basic EPS 0.84 $ 0.85 $ 1.52 $ 1.37 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events expenses (0.02) (0.02) (0.03) (0.02) Wildfire Insurance Fund expense (0.10) (0.16) (0.20) (0.33) Sale of San Onofre nuclear fuel 0.02 0.10 0.02 0.10 Re-measurement of tax liabilities — — — 0.05 EIX Parent & Other Goodwill impairment — (0.07) — (0.07) Re-measurement of tax liabilities — — — (0.01) Less: Total Non-Core Items (0.10) (0.15) (0.21) (0.28) Core EPS 0.94 $ 1.00 $ 1.73 $ 1.65 $

20 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non- core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Use of Non-GAAP Financial Measures July 29, 2021